Exhibit 15.1

Disclosure of Mine Safety and Health Administration (“MSHA”) Safety Data

Section 1503(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) requires certain disclosures by companies required to file periodic reports under the Securities Exchange Act of 1934 that operate mines regulated under the Mine Act. CEMEX’s U.S. quarry and mining operations are subject to MSHA regulation under the U.S. Federal Mine Safety and Health Act of 1977 (the “Mine Act”). MSHA inspects the Company’s quarries and mines on a regular basis and issues various citations and orders when it believes a violation has occurred under the Mine Act. Whenever MSHA issues a citation or order, it also generally proposes a civil penalty, or fine, related to the alleged violation. Citations or orders can be contested and appealed, and as part of that process, are often reduced in severity and amount, and are sometimes dismissed or vacated.

In January 2012, the SEC issued final rules and regulations implementing the mine safety disclosure requirements of Section 1503(a) of the Dodd-Frank Act. Pursuant to those rules and regulations, we have provided the information below for mining operations in the United States only. The Dodd-Frank Act and the implementing rules and regulations thereunder do not apply to mining and quarry operations outside the U.S.

The information in the table below reflects citations and orders MSHA issued to the Company during the year ended December 31, 2016. The data was compiled primarily from the data maintained on MSHA’s public website, the Mine Data Retrieval System (“MDRS”), as of March 25, 2017. In evaluating this information, consideration should also be given to factors such as: (i) the number of citations and orders may vary depending on the size and operation of the mine, (ii) the number of citations issued may vary from inspector to inspector and mine to mine, and (iii) citations and orders may be contested and appealed, and in that process, may be reduced in severity and amount, and may be dismissed or vacated.

Mine ID number(1)	Mine or Operating Name	Section 104 Significant and Substantial Citations (2)	Section 104(b) Orders (3)	Section 104(d) Citations and Orders (4)	Section 110(b)(2) Violations(5)	Section 107(a) Orders(6)	Total dollar value of MSHA assessments proposed(7)	Total number of Mining Related Fatalities	Received Notice of Pattern of Violations Under Section 104(e) yes/no	Received Notice of Potential to Have Pattern under section 104(e) yes/no
0800078	Alico Road Quarry	1	0	0	0	0	931	0	no	no
4102885	Balcones Plant	9	0	0	0	0	28763	0	no	no
4100994	Balcones Quarry	2	0	0	0	0	3613	0	no	no
0405701	Black Mountain Quarry	23	1	0	0	0	94,096	0	no	no
0801287	Brooksville South Cement Plant	21	0	0	0	0	52761	0	no	no
0800024	Brooksville Quarry	0	0	0	0	0	542	0	no	no
0402763	Cache Creek Quarry	4	0	0	0	0	8098	0	no	no
3503508	Canby Pit	0	0	0	0	0	227	0	no	no
0200988	CEMEX - 19th Ave	2	0	0	0	0	2387	0	no	no
0202585	CEMEX - APEX	2	0	0	0	0	1658	0	no	no
0202606	CEMEX - Camp Verde	0	0	0	0	0	114	0	no	no
0200717	CEMEX – Casa Grande	2	0	0	0	0	1100	0	no	no
0202896	CEMEX - Coolidge	0	0	0	0	0	402	0	no	no
0201249	CEMEX - Globe / Bixby	1	0	0	0	0	843	0	no	no
0202851	CEMEX - Gray Mountain	3	0	0	0	0	8425	0	no	no
0200722	CEMEX - Hwy 95	2	0	0	0	0	631	0	no	no
0202571	CEMEX - McCormick	0	0	0	0	0	114	0	no	no

Mine ID number(1)	Mine or Operating Name	Section 104 Significant and Substantial Citations (2)	Section 104(b) Orders (3)	Section 104(d) Citations and Orders (4)	Section 110(b)(2) Violations(5)	Section 107(a) Orders(6)	Total dollar value of MSHA assessments proposed(7)	Total number of Mining Related Fatalities	Received Notice of Pattern of Violations Under Section 104(e) yes/no	Received Notice of Potential to Have Pattern under section 104(e) yes/no
2600789	CEMEX - Paiute Pit	0	0	0	0	0	200	0	no	no
0202670	CEMEX - Pima	0	0	0	0	0	300	0	no	no
0202849	CEMEX - Prescott / Fain	0	0	0	0	0	285	0	no	no
2602082	CEMEX – Sierra Stone Quarry	3	0	1	0	0	11105	0	no	no
0202062	CEMEX - Sierra Vista	0	0	0	0	0	234	0	no	no
0202412	CEMEX – Sun City	0	0	0	0	0	300	0	no	no
0202753	CEMEX - West Valley	0	0	0	0	0	228	0	no	no
3300161	Cemex Fairborn Cement Plant	4	0	0	0	0	4676	0	no	no
0800750	Center Hill Mine	0	0	0	0	0	114	0	no	no
0400173	Clayton Plant	0	0	0	0	0	385	0	no	no
0900053	Clinchfield Plant	1	0	0	0	0	8152	0	no	no
3500965	Coyote Springs Sand and Gravel	0	0	0	0	0	208	0	no	no
0801271	Davenport Sand Mine	0	0	0	0	0	116	0	no	no
3800127	Deerfield Sand	1	0	0	0	0	685	0	no	no
0100016	Demopolis Plant Cemex Inc	9	0	0	0	0	14245	0	no	no
4103816	East Loop 375 Sand Pit^	1	0	0	0	0	2924	0	no	no
0401891	Eliot Plant	7	0	0	0	0	25626	0	no	no
4503089	English Pit	0	0	0	0	0	414	0	no	no
4500577	Everett Pit & Plant	0	0	0	0	0	364	0	no	no
0800519	FEC Quarry	3	0	0	0	1	4127	0	no	no
4503039	Fisher Quarry	0	0	0	0	0	357	0	no	no
0801308	Gator Sand Mine	0	0	0	0	0	330	0	no	no
0801035	Inglis Quarry	0	0	0	0	0	114	0	no	no
4503424	Granite Falls Quarry	2	0	0	0	0	1665	0	no	no
4000840	Knoxville Cement Plant	9	0	0	0	0	6130	0	no	no
1504469	KOSMOS Cement Co.	9	0	1	0	0	110085	1	no	no
0801015	Krome Quarry	1	0	0	0	0	324	0	no	no
0801269	Lake Wales Sand Mine	0	0	0	0	0	570	0	no	no
0402843	Lapis Plant	0	0	0	0	0	1466	0	no	no
0401896	Lemon Cove Plant	0	0	0	0	0	114	0	no	no
4503293	Lewisville Pit	0	0	0	0	0	644	0	no	no
0500344	Lyons Cement Plant Cemex Inc	0	0	0	0	0	3396	0	no	no
0405216	Lytle Creek Pit	0	0	0	0	0	542	0	no	no
4101066	McCombs Quarry^	0	0	0	0	0	208	0	no	no
4100046	McKelligon Canyon^	6	0	0	0	0	13698	0	no	no
0800046	Miami Cement Plant	12	0	0	0	0	41567	0	no	no
0404140	Moorpark Quarry	0	0	0	0	0	811	0	no	no

Mine ID number(1)	Mine or Operating Name	Section 104 Significant and Substantial Citations (2)	Section 104(b) Orders (3)	Section 104(d) Citations and Orders (4)	Section 110(b)(2) Violations(5)	Section 107(a) Orders(6)	Total dollar value of MSHA assessments proposed(7)	Total number of Mining Related Fatalities	Received Notice of Pattern of Violations Under Section 104(e) yes/no	Received Notice of Potential to Have Pattern under section 104(e) yes/no
4100060	Odessa Cement Plant^	7	0	0	0	0	38463	0	no	no
0801216	Palmdale Sand Mine	0	0	0	0	0	328	0	no	no
0401906	Patterson Plant	2	0	0	0	0	1294	0	no	no
4503692	Portable #1	0	0	0	0	0	228	0	no	no
0200758	Rinker Materials Bullhead	0	0	0	0	0	528	0	no	no
0900918	SCl Quarry	1	0	0	0	0	1034	0	no	no
800075	St. Catherine Mine	1	0	0	0	0	399	0	no	no
0401895	Tracy Kerlinger Plant	1	0	0	0	0	1304	0	no	no
2902128	Vado Quarry^	2	0	0	0	0	919	0	no	no
0400281	Victorville Cement Plant	1	0	0	0	0	8018	0	no	no
4104308	West Quarry^	0	0	0	0	0	228	0	no	no

^	The Company sold this site, effective November 18, 2016. This data represents activity through December 31, 2016 pertaining to citations issued on or before November 18, 2016.
(1)	MSHA assigns an identification number to each mine or operation and may or may not assign a separate identification number to related facilities. The information provided in this table is presented by mine identification number.
(2)	Represents the total number of citations issued by MSHA for violation of health or safety standards that could significantly and substantially contribute to a serious injury if left unabated.
(3)	Represents the total number of orders issued, which represents a failure to abate a citation under section 104(a) within the period prescribed by MSHA. This results in an order of immediate withdrawal from the area of the mine affected by the condition until MSHA determines that the violation has been abated.
(4)	Represents the total number of citation and orders issued by MSHA for unwarrantable failure to comply with mandatory health or safety standards.
(5)	Represents the total number of flagrant violations identified.
(6)	Represents the total number of imminent danger orders issued under section 107(a) of the Mine Act.
(7)	Amounts represent the total dollar value of proposed assessments received from MSHA and do not necessarily relate to the citations or orders issued by MSHA during the period or to the pending legal actions reported below.

The table below sets forth the total number of reportable legal actions for the twelve months ended December 31, 2016.

Mine ID Number	Mine or Operating Name	Legal Actions Pending as of Last Day of Period (December 31, 2016) (#)(8)						Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
		Contests of Citations / Orders (9)	Contests of Proposed Penalties (9)	Complaints for Compensation	Complaints of Discharge / Discrimination / Interference	Application for Temporary Relief	Appeals to FMSHRC
0800078	Alico Road Quarry	0	0	0	0	0	0	0	5
4102885	Balcones Plant	0	0	0	0	0	0	2	27
0405701	Black Mountain Quarry	94	94	0	0	0	0	48	2
0801287	Brooksville South Cement Plant	9	9	0	0	0	0	10	5
0800024	Brooksville Quarry	0	0	0	0	0	0	0	1
0402763	Cache Creek Quarry	0	0	0	1	0	0	1	1
0200717	CEMEX – Casa Grande	3	3	0	0	0	0	3	0
0202571	CEMEX - McCormick	1	1	0	0	0	0	0	0
2602082	CEMEX – Sierra Stone Quarry	1	1	0	0	0	0	4	3
0900053	Clinchfield Plant	1	1	0	0	0	0	1	5
0100016	Demopolis Plant Cemex Inc	1	1	0	0	0	0	1	1
0401891	Eliot Plant	10	10	0	0	0	0	12	7
4503424	Granite Falls Quarry	2	2	0	0	0	0	2	0
4000840	Knoxville Cement Plant	6	6	0	0	0	0	7	1
1504469	KOSMOS Cement Co.	50	50	0	0	0	0	4	1
0800046	Miami Cement Plant	6	6	0	0	0	0	12	12
0404140	Moorpark Quarry	1	1	0	0	0	0	1	0
4100060	Odessa Cement Plant^^	10	10	0	0	0	0	6	0
0801216	Palmdale Sand Mine	0	0	0	0	0	0	0	1
0401906	Patterson Plant	0	0	0	0	0	0	1	1
0400281	Victorville Cement Plant	1	1	0	0	0	0	1	6

^^	The Company sold this site, effective November 18, 2016. This data represents activity through December 31, 2016 pertaining to citations issued on or before November 18, 2016.
(8)	Pending legal actions before the Federal Mine Safety and Health Review Commission (the “Commission”) as required to be reported by Section 1503(a)(3) of the Act.

The following provides additional information regarding the types or categories of proceedings that may be brought before the Commission.

A	Contest Proceedings – a contest proceeding may be filed with the Commission by an operator to challenge the issuance of a citation or order issued by MSHA;

B	Civil Penalty Proceedings – a civil penalty proceeding may be filed with the Commission by an operator to challenge a civil penalty MSHA has proposed for a violation contained in a citation or order;

C	Compensation Proceedings – a compensation proceeding may be filed with the Commission by miners entitled to compensation when a mine is closed by certain closure orders issued by MSHA. The purpose of the proceeding is to determine the amount of compensation if any, due to miners idled by the orders;

D	(i) Discrimination Proceedings – a discrimination proceeding involves a miner’s allegation that he or she has suffered adverse employment action because he or she engaged in activity protected under the Mine Act, such as making a safety complaint;

(ii) Temporary Reinstatement Proceedings – a temporary reinstatement proceeding involves a case in which a miner has filed a complaint with MSHA stating that he or she has suffered discrimination and the miner has lost his or her position;

E	Applications for Temporary Relief-applications for temporary relief of any order issued under Section 104; and

F	Appeals of judges’ decisions or orders to the FMSHRC.

(9)	Contests pending as of year-end on the MDRS, but which are subsequently vacated, are not included in any reports on the MDRS. As a result, discrepancies may appear between the prior reporting year’s “Legal Actions Pending as of Last Day of Period (December 31, 2016)” and “Legal Actions Resolved During Year” for current reporting period.